EXHIBIT 21

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2013

Name of Company	State or Other Jurisdiction of Incorporation	Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT)
A. Arkansas Oil Company	Delaware	100.0
B. Caledonia Land Company	Delaware	100.0
C. El Dorado Engineering Inc.	Delaware	100.0
1. El Dorado Contractors Inc.	Delaware	100.0
D. Marine Land Company	Delaware	100.0
E. Murphy Eastern Oil Company	Delaware	100.0
F. Murphy Exploration & Production Company	Delaware	100.0
1. Mentor Holding Corporation	Delaware	100.0
a. Mentor Excess and Surplus Lines Insurance Company	Delaware	100.0
b. MIRC Corporation	Louisiana	100.0
2. Murphy Building Corporation	Delaware	100.0
3. Murphy Exploration & Production Company – International	Delaware	100.0
a. Canam Offshore Limited	Bahamas	100.0
(1) Canam Brunei Oil Ltd.	Bahamas	100.0
(2) Murphy Peninsular Malaysia Oil Co., Ltd.	Bahamas	100.0
(3) Murphy Sabah Oil Co., Ltd.	Bahamas	100.0
(4) Murphy Sarawak Oil Co., Ltd.	Bahamas	100.0
b. El Dorado Exploration, S.A.	Delaware	100.0
c. Murphy Asia Oil Co., Ltd.	Bahamas	100.0
d. Murphy Australia Holdings Pty. Ltd.	Western Australia	100.0
(1) Murphy Australia EPP43 Oil Pty. Ltd.	Western Australia	100.0
(2) Murphy Australia NT/P80 Oil Pty. Ltd.	Western Australia	100.0
(3) Murphy Australia Oil Pty. Ltd.	Western Australia	100.0
(i) Murphy Australia AC/P 36 Oil Pty. Limited	Western Australia	100.0
(4) Murphy Australia WA-408-P Oil Pty. Ltd.	Western Australia	100.0
(5) Murphy Australia WA-423-P Oil Pty. Ltd.	Western Australia	100.0
(6) Murphy Australia WA-476-P Oil Pty. Ltd.	Western Australia	100.0
(7) Murphy Australia WA-481-P Oil Pty. Ltd.	Western Australia	100.0
e. Murphy Baranan Oil Co., Ltd.	Bahamas	100.0
f. Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company s.(1) below)	Brazil	90.0
g. Murphy Cameroon Elombo Oil Co., Ltd.	Bahamas	100.0
h. Murphy Cameroon Ntem Oil Co., Ltd.	Bahamas	100.0
i. Murphy Central Dohuk Oil Co. Ltd.	Bahamas	100.0
j. Murphy Dai Nam Oil Co., Ltd.	Bahamas	100.0
k. Murphy Equatorial Guinea Oil Co., Ltd.	Bahamas	100.0
l. Murphy Exploration (Alaska), Inc.	Delaware	100.0
m. Murphy Global, Inc.	Delaware	100.0
n. Murphy International Marketing & Trading Company	Delaware	100.0
o. Murphy Italy Oil Company (see company I. below)	Delaware	95.0
p. Murphy Kurdistan Oil Co., Ltd.	Bahamas	100.0
q. Murphy Luderitz Oil Co., Ltd.	Bahamas	100.0
r. Murphy Nha Trang Oil Co., Ltd.	Bahamas	100.0
s. Murphy Overseas Ventures Inc.	Delaware	100.0
(1) Murphy Brazil Exploracao e Producao de Petroleo e Gas Ltda. (see company f. above)	Brazil	10.0
t. Murphy Phuong Nam Oil Co., Ltd.	Bahamas	100.0
u. Murphy SE Asia Oil Pte. Ltd.	Singapore	100.0

Ex. 21-1

EXHIBIT 21 (Contd.)

MURPHY OIL CORPORATION

SUBSIDIARIES OF THE REGISTRANT AS OF DECEMBER 31, 2013 (Contd.)

Name of Company	State or Other Jurisdiction of Incorporation		Percentage of Voting Securities Owned by Immediate Parent
Murphy Oil Corporation (REGISTRANT) – Contd.
F. Murphy Exploration & Production Company – Contd.
v. Murphy Semai IV Ltd.	Bahamas		100.0
w. Murphy Semai Oil Co., Ltd.	Bahamas		100.0
x. Murphy Somali Oil Company	Delaware		100.0
y. Murphy South Barito, Ltd.	Bahamas		100.0
z. Murphy-Spain Oil Company	Delaware		100.0
aa. Murphy Suriname Company Ltd.	Bahamas		100.0
ab. Murphy Suriname Oil Company, Ltd.	Bahamas		100.0
ac. Murphy West Africa, Ltd.	Bahamas		100.0
ad. Murphy Wokam Oil Company, Ltd.	Bahamas		100.0
ae. Murphy Worldwide, Inc.	Delaware		100.0
af. Ocean Exploration Company	Delaware		100.0
(1) Odeco Italy Oil Company (see company ag. below)	Delaware		5.0
ag. Odeco Italy Oil Company (see company af.(1) above)	Delaware		95.0
4. Murphy Exploration & Production Company – USA	Delaware		100.0
G. Murphy Crude Oil Marketing, Inc.	Delaware		100.0
H. Murphy Gas Gathering Inc.	Delaware		100.0
I. Murphy Italy Oil Company (see company F.3.o. above)	Delaware		5.0
J. Murphy Oil Company Ltd.	Canada		100.0
1. Murphy Canada Exploration Company	NSULCo.	*	100.0
2. Murphy Canada, Ltd.	Canada		100.0
3. Murphy Finance Company	NSULCo.	*	100.0
K. Murphy Realty Inc.	Delaware		100.0
L. New Murphy Oil (UK) Corporation	Delaware		100.0
1. Murphy Petroleum Limited	England		100.0
a. Alnery No. 166 Ltd.	England		100.0
b. Murphy Amethyst Limited	England		100.0
c. Petrol Express Ltd.	England		100.0
d. Murco Petroleum Limited	England		100.0
(1) European Petroleum Distributors Ltd.	England		100.0

*	Denotes Nova Scotia Unlimited Liability Company.

Ex. 21-2